UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 17, 2004

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
(Address of principal executive offices, including zip code)

(651) 452-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 17, 2004, we entered into a discretionary credit agreement (the “October 2004 Discretionary Credit Agreement”) with PKM Properties, LLC (“PKM”), an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities pursuant to which we intend to borrow $500,000.  The October 2004 Discretionary Credit Agreement has a maturity date of February 28, 2005.  It requires the payment of interest at a rate of 10% per year.  It also contains various representations and loan covenants as are customary in banking and finance transactions.  We issued a credit note to PKM to evidence such indebtedness (the “Note”).

In connection with the October 2004 Discretionary Credit Agreement, we entered into an intellectual property security agreement with PKM (the “Intellectual Property Security Agreement”) pursuant to which we granted PKM a security interest in all of our intellectual property.  The indebtedness is also incurred by a security agreement which we entered into with PKM in May 2003.  We also acknowledged and accepted a third amendment to the first amended and restated subordination and intercreditor agreement by and between PKM and Peter L. Hauser (the “Amended Subordination and Intercreditor Agreement”).  Pursuant to this agreement, proceeds borrowed under the October 2004 Discretionary Credit Agreement are deemed “senior debt.”  Further, PKM, pursuant to a waiver agreement (the “Waiver Agreement”), waived past defaults under the January Discretionary Credit Agreement and the November 2003 Credit Agreement (as defined below).  As additional consideration for the October 2004 Discretionary Credit Agreement, we issued to PKM a warrant with a ten-year term to purchase 34,014 shares of our common stock at a per share exercise price equal to the lower of (1) $1.47 or (2) the price at which we first sell our common stock or units (minus the value of the warrant component thereof determined at the date of sale thereof using the Black Scholes formula) after November 17, 2004, but not less than $1.00 (the “Warrant Agreement”).

The foregoing descriptions are qualified in their entirety by reference to the October 2004 Discretionary Credit Agreement, the Note, the Intellectual Property Security Agreement, the Amended Subordination and Intercreditor Agreement, the Waiver Agreement and the Warrant Agreement, each of which appears as an exhibit to this report.

We have entered into several other arrangements and transactions with Paul K. Miller, PKM and Peter L. Hauser as described below.

January Discretionary Credit Agreement.  In January 2003, we required funding to meet critical working capital shortages.  To address these needs we established a discretionary line of credit (the “January Discretionary Credit Agreement”) with PKM, pursuant to which we borrowed an aggregate of $943,666.  The line of credit initially had a maturity date of April 17, 2003.  On April 15, 2003, the maturity date was extended to September 17, 2003.  The line of credit required the payment of interest at the higher of 7 percent or 1 percent above a bank reference rate.  In October 2003, we amended the discretionary line of credit with PKM established in January 2003 to extend the maturity date and increase the interest rate to 10 percent.  The line of credit contains various representations and loan covenants as are customary in banking and finance transactions.  In connection with the January Discretionary Credit Agreement, PKM was issued a second mortgage on our real estate and a security interest in all of our remaining assets, including inventory, equipment, accounts and contract rights, instruments, deposits and intangibles, including patents and trademarks.  As additional consideration, we also issued to PKM a warrant with a five-year term to purchase 350,000 shares of our common stock at an exercise price of $0.596 per share.  In February 2004, the maturity date of this loan was extended to June 30, 2005.  As of August 31, 2004, PKM had advanced $943,333 under the January Discretionary Credit Agreement.

Financing Transaction.  On April 4, 2003, we sold our real estate, including real property and office-warehouse-manufacturing facility, together with certain personal property related thereto, to PKM.  The purchase price for the property was $3.84 million, paid with (1) $1.0 million in cash (subject to certain reductions, prorations and credits), (2) PKM’s assumption of a mortgage note against the property in the amount of $2.5 million in favor of Associated Bank Minnesota, dated November 23, 1999, and (iii) PKM’s assumption of our promissory note with Dakota Electric Association and land special assessments payable to Dakota County aggregating $336,105.  As additional consideration, we issued to PKM a five-year warrant for the purchase of 350,000 shares of our common stock at an exercise price of $0.625 per share.

Concurrent with the sale of the property, we entered into a ten-year lease for the property with a base annual rent of $360,000 for the first and second year; $370,800 per year for the third, fourth and fifth year, and $389,340 for the remaining years of the lease subject to an increase for additional interest payable by PKM on its long-term permanent financing of the property, which may increase base monthly rents by up to one-twelfth of the additional annual interest payable by PKM.  Assuming we are not in default under the terms of the lease, we have two options to extend the lease for five-year periods upon expiration of the initial ten-year term at a market rate.  We also pay under the lease operating costs and real estate taxes.  Under certain conditions, we also have an option to purchase the building at the end of the initial ten-year term at the fair value at that time.  The purpose of the transaction was to retire our bank debt and provide us with additional required working capital.

May Discretionary Credit Agreement.  In July 2003, we entered into an additional discretionary credit agreement (the “May Discretionary Credit Agreement”) with PKM, pursuant to which PKM agreed to lend to us up to an additional $935,000.  We required additional funding to meet ongoing working capital needs, including to meet obligations to PKM under the above-described January Discretionary Credit Agreement and facilities lease.  The interest rate is 10 percent per year.  The line of credit contains various representations and loan covenants as are customary in banking and finance transactions and is secured by a security interest in substantially all of our remaining property, including inventory, equipment, accounts and contract rights, instruments, deposits and intangibles, including patents and trademarks.  As additional consideration, we agreed to issue PKM ten-year warrants for the purchase of up to 380,357 shares of our common stock at an exercise price of $0.70 per share with terms and conditions that include weighted-average anti-dilution rights and provide certain rights to PKM to require registration of the common stock underlying the warrants under federal and state securities laws.  We also agreed to modify certain terms of the warrants issued to PKM in connection with the January Discretionary Credit Agreement to conform to the terms of the warrants issued as part of this bridge debt financing.  We also agreed to pay PKM a placement fee of 6.5 percent of the amount borrowed under the May Discretionary Credit Agreement.  In addition, we paid counsel for PKM approximately $56,000 to cover fees and expenses incurred on behalf of PKM in connection with the May Discretionary Credit Agreement.

November 2003 Credit Agreement.  In November 2003, we amended the May Discretionary Credit Agreement to provide for an additional $500,000 of borrowing under the same terms (the “November 2003 Credit Agreement”).  We issued, as additional consideration, ten-year warrants to purchase up to 77,381 shares of our common stock at an exercise price of $1.68 per share with terms and conditions that include weighted-average anti-dilution rights.  In February 2004, the maturity date of this loan was extended to June 30, 2005.  In connection with the extension, we issued a warrant with a ten-year term to purchase up to 330,933 shares of our common stock at an exercise price of $2.00 per share.

April 2004 Short-Term Loan.  In April 2004, we issued a short-term promissory note to PKM in the principal amount of $150,000.  The note required the payment of interest at a rate of 10 percent per year.  We repaid such note in full during April 2004.

In July 2003, we entered into a loan agreement and borrowed $1.0 million from Peter L. Hauser, an existing shareholder, pursuant to a subordinated note with an interest rate of 10 percent per year.  Pursuant to an intercreditor agreement with PKM, the loan is secured by substantially all of our assets.  We issued to Mr. Hauser ten-year warrants for the purchase of 380,357 shares of our common stock on terms comparable to the warrants issued to PKM in connection with the May Discretionary Credit Agreement.  Following this transaction, Mr. Hauser became the beneficial owner of over 10 percent of our securities.  In February 2004, the maturity date of this loan was extended to June 30, 2005.  In connection with the extension, we issued a warrant with a ten-year term to purchase up to 136,000 shares of our common stock at an exercise price of $2.00 per share.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

On November 17, 2004, we issued to PKM Properties, LLC, an entity controlled by Paul K. Miller, a member of our board of directors and the largest beneficial owner of our securities, a ten-year warrant to purchase 34,014 shares of our common stock at a per share exercise price equal to the lower of (1) $1.47 or (2) the price at which we first sell our common stock or units (minus the value of the warrant component thereof determined at the date of sale thereof using the Black Scholes formula) after November 17, 2004, but not less than $1.00.  We issued this warrant in consideration of our entry into a discretionary credit agreement with PKM described pursuant to Item 1.01 above.  The foregoing warrant appears as an exhibit to this report.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  Such warrant contains a restrictive legend preventing sale, transfer or other disposition, absent registration or an applicable exemption from registration requirements.  The recipient of such warrant is an affiliate of our company and received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.  Except as set forth above, no discount or commission was paid in connection with the issuance of the warrant.

ITEM 8.01             OTHER EVENTS.

On November 18, 2004, we issued a press release, which appears as Exhibit 99.1 hereto, regarding our exit from the mechanical heart valve and pyrolytic carbon businesses.  Such press release is incorporated by reference in response to this Item 8.01.  We are in discussions with several parties concerning the sale of such businesses.

On November 23, 2004, we issued a press release which appears as Exhibit 99.2 hereto, regarding the expiration of our Class A Warrants.  Such press release is incorporated by reference in response to this Item 8.01.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: November 23, 2004	By:	/s/ John H. Jungbauer
John H. Jungbauer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	October 2004 Discretionary Credit Agreement by and between MedicalCV, Inc. and PKM Properties, LLC, dated October 29, 2004, effective November 17, 2004.
10.2	October 2004 Credit Note issued by MedicalCV, Inc. (maker) to PKM Properties, LLC (payee), dated October 29, 2004, effective November 17, 2004.
10.3	Intellectual Property Security Agreement by and between PKM Properties, LLC (secured party) and MedicalCV, Inc. (debtor), dated October 29, 2004, effective November 17, 2004.
10.4

Amendment No. 3 to First Amended and Restated Subordination and Intercreditor Agreement by and between Peter L. Hauser and PKM Properties, LLC, accepted and acknowledged by MedicalCV, Inc., dated October 29, 2004, effective November 17, 2004.

10.5	Waiver Agreement by and between MedicalCV, Inc. (borrower) and PKM Properties, LLC (lender), dated October 29, 2004, effective November 17, 2004.
10.6	Warrant Agreement issued to PKM Properties, LLC, dated November 17, 2004.
99.1	Press Release, dated November 18, 2004.
99.2	Press Release, dated November 23, 2004.